SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 23, 2008



                       U.S. HELICOPTER CORPORATION (Exact
                   Name of Registrant as Specified in Charter)



     Delaware                               001-32580          27-0096927
---------------------------------         -------------      ------------------
(State or Other Jurisdiction of           (Commission         (IRS Employer
Incorporation or Organization)            File Number)       Identification No.)

6 East River Piers, Suite 216, Downtown Manhattan Heliport, New York, NY
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             (Address of Principal Executive Offices)                    10004
                                                                         -----
                                                                      (Zip Code)

       Registrant's telephone number, including area code: (212) 248-2002
                                                           --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On December 23, 2008, U.S. Helicopter Corporation ("we", "us" or the "Company") entered into an Amendment No. 1 to Note Purchase Agreement (the "Amendment") with 154 West Aviation Enterprises, Inc. (the "Investor") in connection with a Note Purchase Agreement originally entered into as of November 19, 2008 (the "Agreement"). Pursuant to the Amendment, the Investor and we agreed to revise the closing schedule of the remaining $500,000 in principal of bridge loans previously agreed to be made by the Investor on December 22, 2008. Under the revised closing schedule, the Investor agreed to advance the sum of $250,000 on December 23, 2008, with the remaining $250,000 advance to be made on or before January 20, 2009 unless otherwise agreed between the Investor and us. In addition, we agreed to issue the remaining warrants to purchase 1,000,000 shares of our common stock on a pro rata basis at each closing.

         Accordingly, we conducted the second closing under the Agreement, as amended, on December 23, 2008, whereby we issued a promissory note in the principal amount of $250,000 and warrants to purchase up to 500,000 shares of our common stock. Such warrants contain an exercise price of $0.20 per share, are exercisable for a period of five years and carry piggyback registration rights for the shares underlying such warrants.

         The first closing with the Investor took place on November 19, 2008, pursuant to which we issued a promissory note in the principal amount of $500,000 and warrants to purchase up to 1,000,000 shares of our common stock.

         The notes accrue interest at the rate of 15% per annum from the date of issuance. We also paid origination fees totaling $12,500 to the Investor upon the second closing, as well as 60 days' worth of prepaid interest under the $250,000 advance made by the Investor, or $6,164.38. Such fees are also payable by us upon the third $250,000 closing. We plan to use the net proceeds received in this financing for working capital.

      The interest, repayment and other terms and conditions of the notes issued pursuant to the second closing with the Investor are identical to the notes issued to the Investor in the first closing that occurred on November 19, 2008.

         Issuance of the securities sold in these transactions was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to two accredited investors in private transactions without the use of any form of general solicitation or advertising. The underlying securities are "restricted securities" subject to applicable limitations on resale.
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                        SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02.    UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 24, 2008

                                            U.S. HELICOPTER CORPORATION
                                            (Registrant)



                                            By:   /s/ George J. Mehm, Jr.
                                                ---------------------------
                                                George J. Mehm, Jr.
                                                Chief Financial Officer